EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



December 16, 2005

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, D.C. 20549

Re:  Charys  Holding  Company,  Inc.  -  Form  S-8

Gentlemen:

     We have acted as counsel to Charys Holding Company, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 250,000 shares of its common stock, ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2005. We hereby consent to all references to our firm included in this Registration Statement, including the opinion of legality.

                                        Very truly yours,

                                        /s/  Glast, Phillips, & Murray, P.C.


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